Exhibit 10.78

Portions of this exhibit marked [*] are requested to be treated confidentially.

Execution Version

Dated September 29, 2010

CDC III, LLC

- and -

A general partnership

of

Craig Aronchick

William H. Lipshutz

and

Scott H. Wright

- and -

Salix Pharmaceuticals, Inc.

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT is made the 29th day of September, 2010.

BETWEEN:

(1) CDC III, LLC, a limited liability company organized under the laws of the State of Delaware, with its principal offices at 47 Hulfish, Suite 310, Princeton, New Jersey 08540 (“Assignee Licensor”);

(2) a general partnership of CRAIG ARONCHICK, WILLIAM H. LIPSHUTZ, and SCOTT H. WRIGHT, having an office at 8th and Spruce Streets, Philadelphia, Pennsylvania 19107 (“Assignor Licensor”); and

(3) SALIX PHARMACEUTICALS, INC., a company incorporated in the State of California whose principal place of business is 1700 Perimeter Park Drive, Morrisville, North Carolina 27560-8404 (“Licensee”).

WHEREAS:

(a) Assignor Licensor and Licensee, as successor in interest to InKine Pharmaceutical Company, Inc. f/k/a Panax Pharmaceutical Company, Ltd., are parties to that certain License Agreement, dated February 14, 1997, as amended by an amendment dated April 30, 2001 (as so amended, the “Original Agreement”);

(b) Assignor Licensor has assigned certain rights under the Original Agreement to Assignee Licensor for a certain period of time;

(c) Assignee Licensor and Licensee are parties to litigation, Civil Action No. 3:08-04628 (FLW) (LGH) (D.N.J.) with Novel Laboratories, Inc. relating to the Product (as such term is defined in the Original Agreement) (the “Litigation”); and

(d) Assignor Licensor, Assignee Licensor and Licensee desire to settle the aforesaid litigation and in connection therewith to effect pursuant hereto certain modifications to the arrangements set forth in the Original Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS

1.1.	In this Amendment the following definitions shall apply unless the context requires otherwise:

“Actavis” means Actavis Inc., a company incorporated in the State of Delaware.

“Applicable Laws” means the applicable laws, rules and regulations that may be in effect from time to time.

“Assignee Licensor” has the meaning set forth in the preamble hereto.

“Assignor Licensor” has the meaning set forth in the preamble hereto.

“Licensee” has the meaning set forth in the preamble hereto.

“Litigation” has the meaning set forth in the preamble hereto.

“Novel Supply Agreement” means that certain Supply Agreement, dated the Amendment Date, between Licensee and Novel, in the form attached hereto as Schedule A (subject to redaction by Licensee of the financial terms from such form prior to its delivery to Assignor Licensor and Assignee Licensor).

“Original Agreement” has the meaning set forth in the preamble hereto.

“Settlement Agreement” means that certain Settlement Agreement, dated the Amendment Date, among Novel, Actavis, Assignor Licensor, Assignee Licensor, as assignee of certain rights of Assignor Licensor under the Original Agreement, and Licensee, as successor in interest to InKine Pharmaceutical Company, Inc. f/k/a Panax Pharmaceutical Company, Ltd.

1.2.	Terms defined in the Original Agreement or in Section 2 of this Amendment are used herein with the same meanings accorded to them in the Original Agreement (as amended by Section 2, if relevant) or in Section 2, as the case may be.

2.	AMENDMENTS TO DEFINITIONS IN ORIGINAL AGREEMENT

2.1.	The definition of “Agreement” contained in the first paragraph of the Original Agreement is hereby amended to read as follows: “(as amended from time to time, this ‘Agreement’)”.

2.2.	The fourth “Whereas” clause appearing on page 1 of the Original Agreement is hereby amended to read in its entirety as follows:

“WHEREAS, ALW PARTNERSHIP has acquired and possesses a body of proprietary technical information, including trade secret information and other know-how relating to and including the PATENTS (as hereinafter defined) and the Inventions (“TECHNOLOGY”);”

2.3.	The sixth “Whereas” clause appearing on pages 1 and 2 of the Original Agreement is hereby amended to read in its entirety as follows:

“WHEREAS, ALW PARTNERSHIP desires to grant to PANAX, and PANAX desires to obtain from ALW PARTNERSHIP, a license in the Field of Use to develop, use, market and/or manufacture Products utilizing the TECHNOLOGY and Improvements and also to sublicense the TECHNOLOGY and Improvements as set forth in Section 2.B (collectively, the ‘LICENSED RIGHTS’).”

2.4.	Section 1 of the Original Agreement is hereby amended by adding at the end thereof the following definitions:

2.4.1.	“Amendment. The term ‘Amendment’ means that certain Second Amendment to License Agreement, dated the Amendment Date, between ALW PARTNERSHIP, CDC III, LLC, as assignee of certain rights of ALW PARTNERSHIP hereunder, and Salix Pharmaceuticals, Inc., as successor in interest to PANAX, as the same may be amended from time to time in accordance with the provisions of the said document.”

2.4.2.	“Amendment Date.” The term ‘Amendment Date’ means September 29, 2010.”

2.4.3.	“Initial NDA.” The term ‘Initial NDA’ means New Drug Application No. 021-892 as filed with the United States Food and Drug Administration.

2.4.4.	“Novel. The term ‘Novel’ means Novel Laboratories, Inc., a Delaware corporation.”

2.4.5.	“Novel Sublicense Agreement. The term ‘Novel Sublicense Agreement’ means that certain Sublicense Agreement, dated the Amendment Date, between ALW PARTNERSHIP, CDC III, LLC, Salix Pharmaceuticals, Inc., as successor in interest to PANAX, and Novel.”

2.4.6.	“Third Party. The term ‘Third Party’ means any person other than a party to this Agreement or the Amendment or its affiliates.”

2.4.7.	“U.S. Territory. The term ‘U.S. Territory’ means the United States of America, its territories and possessions (including Puerto Rico).”

2.5.	The definition of “Net Sales” contained in Section 1.G. of the Original Agreement is hereby amended by adding at the end thereof a new paragraph, such paragraph to read as follows:

“Notwithstanding any other provision contained in this definition of Net Sales, sales of Product [*] in Net Sales.”

2.6.	Section 1 of the Original Agreement is hereby amended to reorder the definitions set forth therein, including by virtue of the provisions of this Section 2, into alphabetical order.

3.	INTELLECTUAL PROPERTY - LICENSES

3.1.	Section 2.B. of the Original Agreement is hereby amended by adding two (2) new paragraphs at the end thereof, such paragraphs to read as follows:

“ALW PARTNERSHIP consents for all purposes of this Agreement, including, without limitation, Section 7.B. hereof, to the settlement

[*]	Confidential treatment requested; certain information omitted and filed separately with the SEC.

of the litigation that is the subject of the Settlement Agreement in accordance with the terms of the Settlement Agreement and the Ancillary Agreements (as defined in the Settlement Agreement). Without limiting the provisions of the preceding sentence, ALW PARTNERSHIP further consents to the sublicense by Salix Pharmaceuticals, Inc., as successor in interest to PANAX, of Licensed Rights effected pursuant to the Novel Sublicense Agreement.

Licensee shall not at any time prior to the Start Date (as such term is defined in the Novel Sublicense Agreement), (a) sublicense or otherwise authorize a Third Party to sell Product in the U.S. Territory under the Initial NDA but using a trademark on the Product other than the Osmoprep® trademark or (b) itself or through its Affiliates sell Product in the U.S. Territory under the Initial NDA but using a trademark on the Product other than the Osmoprep® trademark, in either case ((a) or (b)) without the prior written consent of ALW PARTNERSHIP, such consent not to be unreasonably withheld or delayed.”

3.2.	Section 4.A. of the Original Agreement is hereby amended by deleting the parenthetical that appears in the fourth line thereof and replacing it with the parenthetical “(pursuant to Section 1.G.)”.

4.	INDEMNIFICATION

Section 16.B. of the Original Agreement is hereby amended by adding a new sentence at the end thereof, such sentence to read as follows:

“The provisions of this Section 16.B. shall not apply in respect of any liability that may arise from the exercise by Novel of its rights under the Novel Sublicense Agreement or the making, having made, importation, use, sale or offer for sale by Novel of Product pursuant thereto.”

5.	FILINGS; CONFIDENTIALITY AND NON-DISCLOSURE

5.1.	Assignee Licensor, Assignor Licensor and Licensee each agrees to make such filings in respect of this Amendment and the other agreements being executed by Assignor Licensor, Assignee Licensor and Licensee and other persons in connection herewith as may be required by Applicable Laws, including those filings with the United State Federal Trade Commission and the United States Department of Justice required by Section 1112 of Subtitle B of Title XI of the United States Medicare Prescription Drug, Improvement, and Modernization Act of 2003. Each of the Assignee Licensor, Assignor Licensor and Licensee agrees that filings contemplated by the preceding sentence shall be permitted to be made by the others notwithstanding any provision contained in Section 20.M. of the Original Agreement to the contrary.

5.2.	Subject to Section 5.1, disclosure of this Amendment and its terms shall be governed by the provisions of Section 20.M. of the Original Agreement mutatis mutandis.

6.	ASSIGNMENT

This Amendment shall be binding upon and inure to the benefit of the successors in interest of the respective party hereto. Neither this Amendment nor any interest hereunder shall be assignable (a) by any party hereto separately from the Original Agreement or (b) otherwise except as permitted by Section 20.D. of the Original Agreement. Assignee Licensor and Assignor Licensor hereby acknowledge and accept that for purposes of this Amendment and the Original Agreement, Licensee is the successor in interest to InKine Pharmaceutical Company, Inc. f/k/a Panax Pharmaceutical Company, Ltd.

7.	GOVERNING LAW AND JURISDICTION

The interpretation and construction of this Amendment shall be governed by the laws of the State of New York excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction. Any dispute arising out of or relating to the existence, negotiation, validity, formation, interpretation, breach, performance or application of this Amendment shall be subject to resolution exclusively in accordance with the provisions of Section 20.K. of the Original Agreement.

8.	ENTIRE AGREEMENT AND SEVERABILITY

8.1.	This Amendment and the Original Agreement, as amended by this Amendment, constitute the entire agreement between the Assignee Licensor, the Assignor Licensor and Licensee with respect to the subject matter thereof. This Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Amendment. Each of the parties hereto confirms that it is not relying on any representations, warranties or covenants of the other except as specifically set out in this Amendment. Nothing in this Amendment is intended to limit or exclude any liability for fraud.

8.2.	The Original Agreement, as amended by this Amendment, is hereby ratified by the parties hereto and as so amended shall continue in full force and effect.

8.3.

If any provision of this Amendment is held to be invalid, illegal or unenforceable, in any respect, then, to the fullest extent permitted by Applicable Laws and if the rights or obligations of the parties hereto will not be materially and adversely affected: (a) such provision will be given no effect by the parties hereto and shall not form part of this Amendment, (b) all other provisions of this Amendment shall remain in full force and effect, and (c) the parties hereto shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Laws and achieves, as nearly as possible, the original intention of the parties hereto. To the fullest extent permitted by Applicable Laws, the parties hereto waive any provision of law that would render any provision of this Amendment invalid, illegal or unenforceable in any respect.

9.	AMENDMENT

Any amendment or modification of this Amendment must be in writing and signed by authorized representatives of all parties hereto.

10.	NO BENEFIT TO THIRD PARTIES

The provisions of this Amendment are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other person.

11.	FURTHER ASSURANCE

Each party hereto shall perform all further acts and things and execute and deliver such further documents as may be necessary or as any other party hereto may reasonably require to implement or give effect to this Amendment. Without limiting the foregoing, each party hereto shall take any and all such further steps, perform all further acts and things and execute and deliver such further agreements and other documents as may be required or necessary to conform the agreements between the parties set forth in the Original Agreement as amended by this Amendment to the conditions and requirements of the Novel Sublicense Agreement, the Novel Supply Agreement, and the Settlement Agreement and the obligations of the parties hereto thereunder.

12.	EXPENSES

Subject to

(a) pre-existing agreements between Licensee and Assignee Licensor in respect of Salix’s reimbursement of attorneys’ fees and other costs and expenses incurred by Assignee Licensor in respect of the Litigation and

(b) ongoing obligations of Licensee to indemnify Assignor Licensor and Assignee Licensor pursuant to Section 16.B of the Original Agreement as amended hereby,

each party hereto shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such party incidental to the negotiation, preparation, execution and delivery of this Amendment.

13.	OTHER AGREEMENTS

13.1.	Simultaneously herewith, Assignor Licensor, Assignee Licensor and Licensee are entering into the Novel Sublicense Agreement with Novel, Licensee is entering into the Novel Supply Agreement with Novel, and Assignor Licensor, Assignee Licensor and Licensee are entering into the Settlement Agreement with Novel and Actavis. The effectiveness of this Amendment is explicitly conditioned on the simultaneous execution and delivery by each of the parties thereto of each and every one of the aforesaid agreements.

13.2.	Sections 2 through 4 of this Amendment shall become effective only upon the occurrence of the Consent Judgment Entry Date, as such term is defined in the Settlement Agreement. For the avoidance of ambiguity, in the event there is no Consent Judgment Entry Date, the provisions of Sections 2 through 4 of this Amendment shall never become effective.

13.3.	Notwithstanding any provisions of this Amendment, the Settlement Agreement or the Novel Sublicense Agreement, neither the Assignor Licensor’s execution and delivery of this Amendment, the Settlement Agreement and the Novel Sublicense Agreement nor the Assignor Licensor’s execution and delivery of any other instrument delivered in connection therewith shall (a) be deemed a waiver by the Assignor Licensor of any of its rights or Licensee’s obligations under the Original Agreement or (b) in any way be used by Licensee against Assignor Licensor to avoid any of Licensee’s obligations to Assignor Licensor under the Original Agreement or to contend that Assignor Licensor has waived any of its rights under the Original Agreement except (in the case of both clause (a) and clause (b)) as specifically set forth in this Amendment, the Settlement Agreement or the Novel Sublicense Agreement.

13.4.	Notwithstanding any provisions of this Amendment, the Settlement Agreement or the Novel Sublicense Agreement, neither the Assignee Licensor’s execution and delivery of this Amendment, the Settlement Agreement and the Novel Sublicense Agreement nor the Assignee Licensor’s execution and delivery of any other instrument delivered in connection therewith shall (a) be deemed a waiver by the Assignee Licensor of any of its rights or Licensee’s obligations under the Original Agreement or (b) in any way be used by Licensee against Assignee Licensor to avoid any of Licensee’s obligations to Assignee Licensor under the Original Agreement or to contend that Assignee Licensor has waived any of its rights under the Original Agreement except (in the case of both clause (a) and clause (b)) as specifically set forth in this Amendment, the Settlement Agreement or the Novel Sublicense Agreement.

13.5.	Licensee hereby represents and warrants to Assignor Licensor and Assignee Licensor that, (a) except as set forth in the Novel Supply Agreement, neither Licensee nor any of its Affiliates has made or otherwise agreed to make any payments to any person in connection with the execution, delivery and performance of the Settlement Agreement, the Novel Sublicense Agreement, the Novel Supply Agreement, or this Amendment; (b) that the Settlement Agreement, the Novel Sublicense Agreement, the Novel Supply Agreement and this Amendment set forth the entire agreement of the parties to the said agreements in respect of the settlement of the Litigation and there are not any side letters or other understandings between Licensee and any of the other parties to the said agreements relating to the settlement of the Litigation or otherwise to the subject matter of such agreements or amending, waiving or otherwise modifying the said agreements.

14.	ADDITIONAL UNDERTAKING

Licensee shall not at any time prior to the earlier of July 1, 2013, and the Start Date (as such term is defined in the Novel Sublicense Agreement), (a) sublicense or otherwise authorize a Third Party to sell Product in the U.S. Territory under the Initial NDA but using a trademark on the Product other than the Osmoprep® trademark or (b) itself or through its Affiliates sell Product in the U.S. Territory under the Initial NDA but using a trademark on the Product other than the Osmoprep® trademark, in either case ((a) or (b)) without the prior written consent of Assignee Licensor, such consent not to be unreasonably withheld or delayed.

15.	COUNTERPARTS

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment delivered by facsimile or other electronic transmission shall be effective as an original executed signature page.

[Signatures appear on the next page.]

IN WITNESS WHEREOF the Assignee Licensor, Assignor Licensor and Licensee have executed this Amendment the day and year first above written.

CDC III, LLC

By:	/s/ David Ramsay

Name:	David Ramsay

Title

As partners in a general partnership:

/s/ Craig Aronchick
Craig Aronchick, M.D.

/s/ William H. Lipshutz
William H. Lipshutz, M.D.

/s/ Scott H. Wright
Scott H. Wright, M.D.

SALIX PHARMACEUTICALS, INC.

By:	/s/ Carolyn J. Logan

Name:	Carolyn J. Logan

Title:	President and CEO

[Signature page for Second Amendment to License Agreement]

Schedule A

Form of Novel Supply Agreement (Redacted)